UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT (Date of earliest event reported): March 15, 2006
InterMune, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-29801 (Commission File Number)	94-3296648 (I.R.S. Employer Identification No.)

3280 BAYSHORE BLVD., BRISBANE, CALIFORNIA (Address of principal executive offices)	94405 (Zip Code)
(415) 466-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     1. Bonuses Payable to Executive Officers for Fiscal 2005. On March 15, 2006, the Board of Directors (the “Board”) of InterMune, Inc. (the “Company”) approved the recommendation of the Compensation Committee of the Board (the “Compensation Committee”) to make cash bonus payments for the 2005 fiscal year to the Company’s executive officers pursuant to the Company’s 2005 bonus program (the “2005 bonus program”). The Company’s executive officers were eligible to receive bonuses if certain corporate performance criteria and certain individual performance criteria were achieved during fiscal 2005.
     2005 bonus payments were based on an evaluation, by both the Compensation Committee and the independent members of the Board, of the Company’s achievement of the corporate performance goals for 2005, which goals were previously established by the Board in November 2004, as well as the achievement of individual performance goals for 2005. The Compensation Committee retains discretion to apply qualitative judgments in assessing performance. The corporate performance goals included the achievement of performance targets with respect to the Company’s financial performance, clinical trial enrollment, advancement of preclinical programs, divestiture of non-core assets and maintaining employee retention at favorable levels.
     Under the terms of Mr. Welch’s offer letter agreement, his annual target bonus is 75% of his base salary, with a potential bonus award of between 0% and 150% of his target bonus. Under the terms of the 2005 bonus program, Mr. Welch’s bonus was based 100% on the Company’s achievement of its corporate performance goals for 2005. The target bonus for the executive officers other than Mr. Welch is equal to 35% of their respective base salaries. The executive officers other than Mr. Welch are entitled to receive a bonus ranging from zero to 150% of the target bonus. Under the terms of the 2005 bonus program, for all executives other than Mr. Welch, 80% of the bonus was based on the Company’s achievement of its corporate performance goals for 2005 and 20% of the bonus was based on individual performance. The Board also has the discretion to award additional bonus amounts based on achievements not anticipated in the corporate objectives.
     The total bonuses to be paid to each executive officer pursuant to the 2005 bonus program are as follows:

Name and Title	Amount of 2005 Bonus
Daniel G. Welch	$471,900
President and Chief Executive Officer

Marianne T. Armstrong, Ph.D.	$122,350
Chief Medical Affairs and Regulatory Officer

Lawrence M. Blatt, Ph.D.	$155,335
Chief Scientific Officer

Steven B. Porter, M.D., Ph.D.	$122,079
Chief Medical Officer

Robin J. Steele, Esq.	$152,776
Senior Vice President, Legal Affairs and General Counsel
     2. Adoption of 2005 Bonus Program for Fiscal 2006. On March 15, 2006, the Board approved the recommendation of the Compensation Committee to adopt a 2006 bonus program (the “2006 bonus program”). Pursuant to the 2006 bonus program, the Compensation Committee designated for each executive officer a target cash bonus amount, expressed as a percentage of his or her base salary. The Company’s executive officers are eligible to receive bonuses if certain corporate performance criteria and certain individual performance criteria are achieved during fiscal 2006. Bonus payments will be based on an evaluation by the Compensation Committee, as well as the independent members of the Board, of the Company’s achievement of the corporate performance goals for 2006. The Compensation Committee retains discretion to apply qualitative judgments in assessing performance. The corporate performance goals for 2006 were established by the Board and include the achievement of performance targets with respect to the Company’s financial performance, clinical trial enrollment, advancement of preclinical programs and maintaining employee retention at favorable levels.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

Dated: March 24, 2006 INTERMUNE, INC. (Registrant)
By:	/s/ NORMAN L. HALLEEN
Chief Financial Officer and Senior Vice
President (Principal Financial and Accounting Officer and Duly Authorized Officer)